EXHIBIT 23.2



[MOORE STEPHENS POTTER LLP LETTERHEAD ]





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation in the Form 10-K of Lincoln International Corporation of our report dated October 25, 2002, relating to the audit of the balance sheet of Lincoln International Corporation as of July 31, 2002 and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended July 31, 2002.



                                Moore Stephens Potter, LLP
                                (fka: Potter & Company, LLP)


                                /s/ MOORE STEPHENS POTTER LLP
                                ________________________________________

                                Consenting Date of March 26, 2004 for
                                report issued and dated October 25, 2002